Exhibit 99.1
IMMEDIATE RELEASE:
KIDVILLE HOLDINGS, LLC AND LONGFOOT COMMUNICATIONS CORP. COMPLETE MERGER
NEW YORK and MIAMI —— Kidville Holdings, LLC, which operates large, upscale facilities catering to newborns through five-year olds and their parents, has merged with a wholly-owned subsidiary of Longfoot Communications Corp. (LGFC.OB), a publicly-traded company with no active operations. As a result of the merger, Kidville has become a wholly -owned subsidiary of Longfoot. Longfoot plans to change its name to Kidville, Inc. (or a variation thereof), subject to shareholder approval, and will be headquartered in Kidville’s current executive offices in New York City. The combined company intends to apply to list its common stock on the American Stock Exchange (AMEX) at the appropriate time.
In July, a group of investors led by Dr. Phillip Frost, former Chairman and Chief Executive Officer of IVAX Corporation, invested $10 million dollars in Kidville. Other investors included an entity in which (i) Glenn L. Halpryn, President, Secretary and a director of Longfoot Communications, has an interest, (ii) Steven D. Rubin and Dr. Subbarao Uppaluri, both of whom are members of The Frost Group and directors of Longfoot Communications and (iii) Dr. Jane Hsiao, a member of The Frost Group. Dr. Frost, the other investors and the shareholders of Longfoot prior to the merger now own approximately 25% of the combined company, on a fully- diluted basis. The Kidville members, excluding the investors, now own approximately 75% of the combined company on a fully diluted basis.
Kidville’s management team, including its co-founder, Shari Misher Stenzler, will continue to lead the combined company. Mrs. Stenzler indicated, “It is very exciting to have Dr. Frost and his associates, Dr. Jane Hsiao, Steve Rubin and Dr. Rao Uppaluri, as strategic investors in Kidville. The Frost investment, along with the closing of the merger with Longfoot, have provided us with the flexibility to expand our growth via acquisitions and new business ventures, while also creating a public market for our securityholders.”
Dr. Phillip Frost added: “We are excited to be significant investors in Kidville. We believe that Kidville’s brick and mortar locations coupled with Kidville’s developing entertainment business have created a unique platform that makes Kidville well- positioned to become one of the dominant children’s brands nationwide.”
About Kidville
Named ‘Best of’ by New York Magazine and given a five star “extraordinary” customer rating in The Lila Guide: New Parent Survival Guide, Kidville operates large, upscale facilities, catering to newborns through five-year-old children and their families. In addition to offering a wide range of developmental classes for newborns through five- year olds, including Little Maestros, Run Wiggle Paint & Giggle, Big Muscles for Little

Babies, Kidville Tumblers, and Kidville University (Kidville’s Pre-School Alternative Program), Kidville also features an indoor playground, a retail boutique and the Kidville Salon. Silver Membership is free with enrollment in any Kidville class, while upgrades to Gold, Platinum and Diamond levels are also available.
Kidville also operates “Kidville Annex” locations that feature a selection of Kidville offerings.
Kidville recently announced the launch of its National Franchise Program.
The Kidville concept started when Shari Misher Stenzler, Co-Founder of London Misher Public Relations, found herself carrying her baby and stroller down a long flight of stairs for her child’s first music class. “There must be a better way,” she thought and began informally polling friends and fellow parents about their needs.
Fun and familiar geometric shapes are the design foundation for the Kidville interior space. Used with vibrant colors, the design elements encourage exploration and intuitively guide children throughout the space. This playful and cross-functional design provides the perfect setting for everything from intimate classes to “Big Blow Out” birthday parties.
Kidville Founders include Cosí co-founder Andy Stenzler, London Misher Public Relations President, Shari Misher Stenzler, tennis stars Andre Agassi and Steffi Graf, philanthropist Laurie Tisch, Emanuel and Liz Stern (HartzMountain Realty/Tribeca and SOHO Grand Hotels), Richard Chapman and Gordon Hamm (GMC Parking Chain) and Kidville President Rammy Harwood.
For more information about Kidville or Longfoot, please contact Shari Misher Stenzler @ London Misher Public Relations, Inc. 212-759-2800 ext 11. or shari@londonmisherpr.com.
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) regarding our expectations, beliefs or intentions regarding our business, financial condition, strategies or prospects. Forward-looking statements are based on management’s estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond our control. Actual results may differ materially from those anticipated in any forward-looking statement. More detailed information about Longfoot and Kidville and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in our filings with the Securities and Exchange Commission. We urge investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from us. Forward-looking statements speak only as to the date they are made, and we undertake no obligation to update any forward-looking statement.